UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           FORM 8-K/A


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



August 2, 1999
(Date of earliest event reported)


Commission file number:  0-20704


                     ACX TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)


           Colorado                          84-1208699
 (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


  16000 Table Mountain Parkway, Golden, Colorado    80403
     (Address of principal executive offices)     (Zip Code)


                         (303) 271-7000
      (Registrant's telephone number, including area code)





Item 7.  Financial Statements & Exhibits

Set forth below is the information required by Item 7(a), Financial Statements of Acquired Businesses, and by Item 7(b), Pro Forma Financial Information, of Form 8-K with respect to the acquisition by ACX Technologies, Inc. ("ACX" or the "Company") of the Fort James Folding Carton Business ("FJFCB") as disclosed on the Form 8-K filed with the Securities and Exchange Commission on August 17, 1999.


Pro Forma Financial Information
-------------------------------

     Unaudited Pro Forma Condensed Balance Sheet as of June
     30, 1999

     Unaudited Pro Forma Condensed Statements of Income for the year ended December 31, 1998 and for the six months ended June 30, 1999

     Notes to Pro Forma Condensed Financial Information



            PRO FORMA CONDENSED FINANCIAL INFORMATION

                          INTRODUCTION

                           (Unaudited)


The following unaudited pro forma condensed balance sheet and statements of income illustrate the Company's acquisition of Fort James Folding Carton Business ("FJFCB"). The pro forma balance sheet as of June 30, 1999 was prepared as if the acquisition occurred on June 30, 1999. The pro forma income statements were prepared as if the acquisition occurred January 1, 1998.

The pro forma adjustments reflect the acquisition of FJFCB for cash consideration of $830,000,000, plus transaction and financing costs, and an estimated additional cash payment of $9,000,000 for a working capital adjustment. The acquisition was funded by a newly executed $1.3 billion credit facility with Bank of America N.A., and was accounted for using the purchase method of accounting.

The pro forma condensed financial information is presented for illustrative purposes only and does not purport to represent what the Company's financial position or results of operations would have been had the acquisition of FJFCB in fact occurred on the date indicated or at the beginning of the period indicated or to project the Company's financial position or results of operations for any future date or period. The pro forma acquisition adjust-ments are based on management's best estimates and upon avail-able information which the Company believes is reasonable under the circumstances. The actual purchase accounting adjustments will be based on more precise evalutions and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the unaudited pro forma financial statements.

The following unaudited pro forma condensed financial information should be read in conjunction with (i) the audited financial statements of the Company and its subsidiaries for the year ended December 31, 1998, which are contained in the Company's 1998 Annual Report on Form 10-K; (ii) the unaudited condensed financial statements of the Company and its subsidiaries for the six months ended June 30, 1999, which are contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999; (iii) the audited financial statements of FJFCB for the three years ended December 27, 1998, which are included elsewhere in this Form 8-K; and (iv) the unaudited condensed financial statements of FJFCB for the six months ended June 30, 1999 and 1998, which are included elsewhere in this Form 8-K.



                        ACX TECHNOLOGIES, INC.
              UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             JUNE 30, 1999
                            (In thousands)

                                   Ft James
                                   Folding
                          ACX       Carton                       ACX
                       Historical Historical                  Pro Forma
                        June 30,   June 27,     Pro Forma      June 30,
                          1999       1999      Adjustments       1999
                       ---------- ----------  ------------    ----------
ASSETS
Current assets:
  Cash and cash
    equivalents           $37,321      $ ---   ($ 11,493)[a]    $25,828
  Accounts receivable     107,549     46,218      (4,000)[c]    149,767
  Inventories             153,385     72,403      10,306 [d]    236,094
  Notes receivable         60,423        ---         ---         60,423
  Other assets             35,730     16,418     (15,004)[c]     37,144
                       ----------   --------    --------     ----------
    Total current
      assets              394,408    135,039     (20,191)       509,256
                       ----------   --------    --------     ----------

Properties, net           400,423    319,556      (9,000)[d]    710,979
Goodwill and other
  intangibles, net        227,645      8,513     468,225 [b]    704,383
Other assets               24,469     46,787     (19,500)[d]     51,756
                       ----------   --------    --------     ----------
Total assets           $1,046,945   $509,895    $419,534     $1,976,374
                       ==========   ========    ========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of
  long-term debt          $85,929      $ ---    $439,071 [a]   $525,000
Other current
  liabilities             140,356     52,674      (8,300)[c]    184,730
                       ----------   --------    --------     ----------
  Total current
    liabilities           226,285     52,674     430,771        709,730

Long-term debt            277,071        753     426,811 [a]    704,635
Other long-term
  liabilities              60,156    115,802     (97,382)[c]     78,576
                       ----------   --------    --------     ----------
  Total liabilities       563,512    169,229     760,200      1,492,941

Minority interest          13,169        ---         ---         13,169

Common stock                  284        ---         ---            284
Paid-in capital           452,020    340,666    (340,666)[d]    452,020
Retained earnings          22,690        ---         ---         22,690
Accumulated other
  comprehensive loss      (4,730)        ---         ---         (4,730)
                       ----------   --------    --------     ----------
Shareholders' equity      470,264    340,666    (340,666)       470,264
                       ----------   --------    --------     ----------
Total liabilities and
 shareholders' equity  $1,046,945   $509,895    $419,534     $1,976,374
                       ==========   ========    ========     ==========


                         ACX TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                  FOR THE YEAR ENDED DECEMBER 31, 1998
                 (In thousands, except per share data)

                                    Ft James
                                     Folding
                          ACX        Carton
                      Historical   Historical
                     December 31, December 27,     Pro Forma       ACX
                         1998         1998        Adjustments   Pro Forma
                     ------------ ------------    -----------  ----------
Net sales                $988,391     $591,533     $   ---     $1,579,924

Costs and expenses:
Cost of goods sold        793,946      515,087       1,004 [e]  1,310,037
Marketing, general
  and administrative      106,105       38,422      14,628 [f]    159,155
Asset impairment and
  restructuring
  charges                  33,210        9,693         ---         42,903
                         --------     --------     -------     ----------
  Total operating
    expenses              933,261      563,202      15,632      1,512,095
                         --------     --------     -------     ----------
Operating income
  (loss)                   55,130       28,331     (15,632)        67,829

Other income-net              576        1,177         ---          1,753
Interest expense(net)     (20,141)         ---     (73,039)[g]    (93,180)
                         --------     --------     -------     ----------
Income (loss)
 before income taxes       35,565       29,508     (88,671)       (23,598)

Income tax expense
  (benefit)                14,300       12,494     (35,468)[h]     (8,674)
                         --------     --------     -------     ----------
Net income (loss)         $21,265      $17,014    ($53,203)      ($14,924)
                         ========     ========    ========     ==========
Net income (loss) per
  basic share               $0.75                                  ($0.52)
                         ========                              ==========
Net income (loss) per
  diluted share             $0.73                                  ($0.52)
                         ========                              ==========
Weighted average
  shares outstanding
    - basic                28,504                                  28,504
                         ========                              ==========
Weighted average
  shares outstanding
    - diluted              29,030                                  28,504
                         ========                              ==========



                        ACX TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                FOR THE SIX MONTHS ENDED JUNE 30, 1999
                 (In thousands, except per share data)

                                     Ft James
                                     Folding
                             ACX      Carton
                         Historical Historical
                          June 30,   June 27,     Pro Forma      ACX
                            1999       1999      Adjustments  Pro Forma
                         ---------- ----------   -----------  ---------
Net sales                 $ 501,561 $ 285,026     $   ---     $ 786,587

Costs and expenses:
Cost of goods sold          397,964   253,004       1,359 [e]   652,327
Marketing, general and
  administrative             58,536    17,359       7,314 [f]    83,209
Asset impairment and
  restructuring charges         ---      (839)        ---          (839)
                          --------- ---------   ---------     ---------
  Total operating
    expenses                456,500   269,524       8,673       734,697
                          --------- ---------   ---------     ---------

Operating income (loss)      45,061    15,502      (8,673)       51,890

Other income - net               16     1,039         ---         1,055
Interest expense (net)      (10,597)      ---     (36,519)[g]   (47,116)
                          --------- ---------   ---------     ---------
Income (loss) before
   income taxes              34,480    16,541     (45,192)        5,829

Income tax
   expense(benefit)          13,500     6,803     (18,077)[h]     2,226
                          --------- ---------   ---------     ---------
Net income (loss)          $ 20,980   $ 9,738   ($ 27,115)      $ 3,603
                          ========= =========   =========     =========
Net income per
  basic share                 $0.74                               $0.13
                          =========                           =========
Net income per
  diluted share               $0.73                               $0.13
                          =========                           =========
Weighted average shares
  outstanding - basic        28,435                              28,435
                          =========                           =========
Weighted average shares
  outstanding - diluted      28,734                              28,734
                          =========                           =========



                     ACX TECHNOLOGIES, INC.
       NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

                         (In Thousands)
                           (Unaudited)

The following pro forma adjustments are reflected in the pro forma balance sheet as of June 30, 1999. The estimated adjust-ments relate to the allocation of the purchase price to the fair value of the assets acquired pursuant to purchase accounting, the incurrance of debt and use of cash to fund the acquisition, the elimination of the Fort James' equity and the retention by Fort James Corporation of various assets and liabilities recorded in FJFCB's historical financial statements.

[a]  Total Purchase Price, Transaction Costs and
     Financing Costs                                     $877,375

[b]  Total Goodwill and Capitalized Debt Issuance
     Costs                                               $468,225

[c]  Assets and Liabilities Retained by Seller
               Accounts Receivable                         $4,000
               Current Liabilities                         $8,300
               Deferred Tax Asset                         $15,004
               Deferred Tax and Postretirement
                 Benefit Long Term Liabilities            $97,382


[d]  Purchase Accounting Adjustments
               Conform Inventory Policy
                      from LIFO to FIFO                   $10,306
               Adjust Properties to Estimated
                      Fair Value                          ($9,000)
               Adjust Intangible Assets
                      to Estimated Fair Value            ($19,500)
               Eliminate Historical Equity of FJFCB     ($340,666)


The following pro forma adjustments are reflected in the pro forma statements of income for the year ended December 31, 1998 and for the six months ended June 30, 1999. The estimated adjustments relate primarily to the additional goodwill and debt issuance cost amortization as well as the additional interest expense associated with the debt incurred to acquire FJFCB.

                                         December 31,   June 30,
                                                 1998       1999
                                         ------------   --------
[e]  Cost of goods sold:
            Conform Inventory Policy
                to FIFO                        $2,804     $2,259
            Adjust Depreciation and
                Amortization of Acquired
                Assets                         (1,800)      (900)
                                              -------    -------
                                              $ 1,004     $1,359
                                              =======    =======

[f]  Marketing, general and
     administrative:
            Amortization of Goodwill over
            30 year period                    $14,628     $7,314
                                              =======    =======

[g]  Interest expense on new debt at 7.75%
         plus amortization of debt
         issuance costs over 5 years          $73,039    $36,519
                                              =======    =======

[h]  Tax effect of pro forma adjustments
         [e], [f] and [g] at 40%              $35,468    $18,077
                                              =======    =======


The historical statement of operations of FJFCB for the six months ended June 30, 1999 includes a charge of $6,644 ($4,060 net of taxes) as a cumulative effect of a change in accounting principle. This charge is excluded from the pro forma statement of income pursuant to the rules for the preparation of pro forma financial information.



Historical Combined Financial Statements of Fort James Packaging
----------------------------------------------------------------
     Audited Financial Statements

          FOR THE THREE YEARS ENDED DECEMBER 27, 1998

          Report of Independent Accountants

          Combined Financial Statements

          Notes to Combined Financial Statements


     Unaudited Financial Statements

          FOR THE SIX MONTHS ENDED JUNE 27, 1999 AND
          JUNE 28, 1998

          Combined Financial Statements

          Notes to Combined Financial Statements



AUDITED FINANCIAL STATEMENTS


Report of Independent Accountants

The   Board   of  Directors  and  Shareholders  of   Fort   James
Corporation:

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations and cash flows present fairly, in all material respects, the financial position of the Packaging operations of Fort James Corporation (as described in Note 1 and referred to herein as the "Company") at December 27, 1998 and December 28, 1997, and the combined results of its operations and its cash flows (as described in Note 1) for each of the three years in the period ended December 27, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Fort James Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Chicago, Illinois
July 9, 1999




                      FORT JAMES PACKAGING
                COMBINED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 27, 1998,
            DECEMBER 28, 1997, AND DECEMBER 29, 1996


(in thousands)                         1998        1997       1996
                                   --------    --------   --------
Net sales                          $591,533    $648,397   $656,919
Cost of goods sold                  515,087     542,590    545,902
Selling and administrative
  expenses                           38,422      43,276     43,168
Restructure and other unusual
  items                               9,693	 20,310      8,416
                                   --------    --------   --------
    Income from operations           28,331      42,221     59,433

Other income (expense), net           1,177       2,963      1,495
                                   --------    --------    -------
    Income before income taxes       29,508      45,184     60,928

  Income tax expense                 12,494      18,768     25,122
                                   --------    --------    -------
    Net income                      $17,014     $26,416    $35,806
                                   ========    ========    =======

The accompanying notes are an integral part of the combined financial statements.




                      FORT JAMES PACKAGING
                     COMBINED BALANCE SHEETS
          AS OF DECEMBER 27, 1998 AND DECEMBER 28, 1997


(in thousands)                                   1998        1997
                                             --------    --------
Assets:
Current assets:
  Cash                                             $8         $77
  Accounts receivable                          34,193      37,149
  Inventories                                  63,286      63,962
  Deferred income taxes                        15,350      16,343
  Prepaid expenses and other current assets       784       1,064
                                             --------    --------
    Total current assets                      113,621     118,595
                                             --------    --------
Property, plant and equipment, net            337,249     327,181
Goodwill                                       13,831      14,307
Prepaid pension costs                          28,719      15,542
Other assets                                   19,967      21,643
                                             --------    --------
    Total assets                             $513,387    $497,268
                                             ========    ========
Liabilities and Fort James' Investment:
Current liabilities:
  Accounts payable                            $23,220     $24,774
  Accrued liabilities                          44,768      47,701
                                             --------    --------
    Total current liabilities                  67,988      72,475
                                             --------    --------
Long-term debt                                    753         753
Deferred income taxes                          28,531      24,330
Accrued postretirement benefits other than
  pensions                                     88,089      84,360
Other long-term liabilities                        90         112
                                             --------   ---------
    Total liabilities                         185,451     182,030
Fort James' investment                        327,936     315,238
                                             --------    --------
Total liabilities and Fort James' investment $513,387    $497,268
                                             ========    ========

The accompanying notes are an integral part of the combined financial statements.




                      FORT JAMES PACKAGING
                COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 27, 1998,
            DECEMBER 28, 1997, AND DECEMBER 29, 1996

(in thousands)                          1998       1997       1996
                                     -------    -------   --------
Cash provided by (used for)
  operating activities:
  Net income                         $17,014    $26,416    $35,806
  Depreciation expense                42,378     40,412     40,309
  Amortization of goodwill               477        477        477
  Deferred income tax provision        5,194      2,244      3,719
  Loss on disposition of prop-
    erty, plant and equipment            103        300        346
  Restructure and other unusual
    items                              2,300     13,810        ---
  Change in operating assets
    and liabilities:
    Accounts receivable                2,955     (1,406)     5,982
    Inventories                          676     (7,689)    18,510
    Prepaid expenses and other
      current assets                     279       (178)     1,352
    Other assets                      (1,191)   (19,117)    (1,314)
    Accounts payable                  (1,554)    (1,429)     7,423
    Accrued liabilities               (5,233)   (10,000)     6,355
    Pensions and retiree
      medical benefits                (9,449)    (7,528)     8,091
                                     -------    -------   --------
      Cash provided by
        operating activities          53,949     36,312    127,056
                                     -------    -------   --------

Cash provided by (used for)
  investing activities:
    Expenditures for property,
      plant and equipment            (54,293)   (43,307)   (40,546)
    Proceeds from sale of
      assets                             238        386        657
                                     -------    -------    -------
      Cash used for investing
        activities                   (54,055)   (42,921)   (39,889)
                                     -------    -------    -------
Cash provided by (used for)
  financing activities:
  Fort James' capital infusion
    (withdrawal), net                     37      6,686    (87,167)
                                     -------    -------    -------
      Cash used for financing
        activities                        37      6,686    (87,167)
                                     -------    -------    -------

Increase (decrease) in cash             (69)         77        ---
Cash, beginning of period                 77        ---        ---
                                     -------    -------    -------
Cash, end of period                       $8        $77       $---
                                     =======    =======    =======

The accompanying notes are an integral part of the combined financial statements.




                      FORT JAMES PACKAGING
             NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1:  Organization and Operations

     The accompanying combined financial statements of Fort James Packaging ("the Company") present the historical assets and liabilities and operating results of certain operations of Fort James Corporation's ("Fort James") Packaging business. The
Company primarily consists of folding carton, healthcare, and microwave packaging manufacturing facilities in Chambersburg, PA; Charlotte, NC; Garden Grove, CA; Gordonsville TN; Kalamazoo, MI; Kendalville, IN; Menasha, WI; Mississauga, Ontario; Newnan, GA; North Portland, OR; Perrysburg, OH; Portland, OR; Redmond, WA; and Wausau, WI. The financial information included herein is not necessarily indicative of the financial position and results of operations of the Company in the future.


NOTE 2:  Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation
     The combined financial statements have been prepared as if the Company had operated as an independent stand-alone entity for all periods presented, except the Company generally did not have significant borrowings, and there was no allocation of Fort James' consolidated borrowings, and related interest expense, except for interest capitalized as a component of property, plant and equipment. The Company engaged in various transactions with Fort James and its affiliates that are characteristic of a group of companies under common control. Throughout the period covered by these combined financial statements, the Company participated in Fort James' centralized cash management system and, as such, its cash funding requirements were met by Fort James. The Company's operational transactions resulted in amounts receivable from and payable to Fort James which fluctuated over time and were not settled through cash transfers. Accordingly, the amounts have been presented net in the balance sheet as Fort James' investment. Significant intercompany balances and transactions within the Company have been eliminated. Sales to Fort James affiliates are recorded at market and totaled $14.225 million in 1998, $16.290 million in 1997, and $16.973 million in 1996.

      The Company was charged by Fort James for direct costs and expenses associated with its operations which were included in cost of goods sold or selling and administrative expenses, as appropriate. Fort James' administrative costs not directly attributable to the Company, which historically had not been allocated, have been allocated to the Company based on net sales. Management believes that this method of allocation is reasonable and reflects a reasonable estimate of the level of expenses that might have been incurred had the Company operated on a stand-alone basis. The Company's corporate allocation of such indirect costs, which is included in Selling and administrative expenses in the statements of operations, consisted of $6.900 million in 1998, $8.000 million in 1997, and $10.100 million in 1996.

Use of Estimates
     Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported
therein.   Actual results could differ from those estimates.

Cash
     Cash consists of separate petty cash balances maintained by the various facilities. All other cash balances and transactions, including the collection of customer receivables and the payment of salaries and wages and vendor invoices, are managed by Fort James through a centralized treasury system.

Inventories
     Inventories are stated at the lower of cost or market and include the cost of materials, labor and manufacturing overhead. The last-in, first-out cost flow assumption is used for valuing substantially all inventories other than stores and supplies.

Property, Plant and Equipment
     Property, plant and equipment is stated at cost, less accumulated depreciation. Expenditures for improvements which increase asset values or extend useful lives are capitalized. Maintenance and repair costs are expensed as incurred. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, which range from 20 to 50 years for buildings and generally 5 to 25 years for machinery and equipment. For income tax purposes, depreciation is calculated using accelerated methods. Certain assets are depreciated using composite depreciation methods; accordingly, no gain or loss is recognized on partial sales or retirements of these assets.

Goodwill and Other Long-Lived Assets
     The excess of the purchase price over the fair value of identifiable net assets of acquired companies is allocated to goodwill and amortized over the estimated useful life, not to exceed 40 years. The recoverability of goodwill and other long-lived assets is periodically evaluated by Fort James to determine whether current events or circumstances warrant adjustments to the carrying value. Such evaluation is based upon whether the asset is fully recoverable from the projected undiscounted cash flows of the business to which it relates.

Income Taxes
       The Company has historically been included in the consolidated federal income tax return and combined/unitary state income tax returns of Fort James. Income taxes represent the Company's share of Fort James' income tax provision which is intended to approximate the expense which would have been recognized had the Company filed separate income tax returns.

      Income taxes payable have been treated as if settled immediately through Fort James' investment. The current deferred income tax asset and the noncurrent deferred income tax payable have been determined on a stand-alone basis.

Environmental Liabilities
   It is the Company's policy to accrue remediation costs on an undiscounted basis when it is probable that such costs will be incurred and when a range of loss can be reasonably estimated. The accruals do not reflect possible future insurance recoveries.

Fort James' Investment
      Fort James' investment reflects the historical activity between the Company and Fort James and the Company's cumulative results of operations. Transactions with Fort James are reflected as though they were settled immediately as an addition to or reduction of Fort James' investment and there are no amounts due to or from Fort James at the end of any period.

Revenue Recognition
     Revenue is generally recognized when products are shipped.

Other Operating Expenses
     Research and development expenditures are expensed as incurred. Direct and readily identifiable indirect research and development costs totaled $2.539 million in 1998, $2.880 million in 1997, and $2.716 million in 1996. Advertising and other promotional expenses are expensed as incurred and were immaterial in 1998, 1997 and 1996.

Software Development Costs
     Software development costs are accounted for in conjunction with Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" which was adopted at the beginning of fiscal 1998. Third-party costs of materials and services and payroll costs for employees directly associated with software development are capitalized and amortized over the expected life of the software. Other development-related costs are expensed as incurred. In 1998, the effect of adopting SOP 98-1 was to increase net income by $0.826 million.

Accumulated Other Comprehensive Income (Loss)
     In 1998, the Company adopted FASB Statement No. 130, "Reporting Comprehensive Income" which requires the reporting of comprehensive income and accumulated other comprehensive income. Both other comprehensive income and accumulated other comprehensive income consisted of the minimum pension liability adjustment and were immaterial for all periods presented.


NOTE 3:  Balance Sheet Information

Inventories
(in thousands)                                  1998        1997
                                             -------     -------
Components:
  Raw materials                              $21,250     $24,243
  Finished goods and work in process          47,152      47,524
  Stores and supplies                          7,994       7,564
                                             --------    -------
                                              76,396      79,331
Adjustment for last-in, first-out cost       (13,110)    (15,369)
                                             --------    -------
  Total inventories                          $63,286     $63,962
                                             =======     =======

Valued at lower of cost or market:
  Last-in, first-out                         $55,292     $56,398
  First-in, first-out or average               7,994       7,564
                                             -------     -------
  Total inventories                          $63,286     $63,962
                                             =======     =======

Property, Plant & Equipment
(in thousands)                                  1998        1997
                                             -------     -------
Land                                          $6,738      $7,074
Land improvements                              9,222       8,346
Buildings                                     96,975      92,995
Machinery and equipment                      491,477     449,594
Construction in progress                      20,135      33,222
                                            --------    --------
                                             624,547     591,231
Accumulated depreciation                    (287,298)   (264,050)
                                            --------    --------
  Net property, plant and equipment         $337,249    $327,181
                                            ========    ========


NOTE 4:  Indebtedness

      At  December  27, 1998, the Company had outstanding  $1.000 million of industrial revenue bonds which were issued at a discount of $0.247 million. The bonds bear interest at a fixed rate of 6.125% and mature in 2008.


NOTE 5:  Income Taxes

     Income tax expense consisted of the following:

(In thousands)                        1998       1997       1996
                                   -------    -------    -------
Current:
  Federal                           $5,376    $12,942    $16,882
  State                              1,924      3,582      4,521
                                   -------    -------    -------
    Total current income tax
      expense                        7,300     16,524     21,403
                                   -------    -------    -------
Deferred:
  Federal                            4,291      1,854      3,072
  State                                903        390        647
                                   -------    -------    -------
    Total deferred income tax
      expense                        5,194      2,244      3,719
                                   -------    -------    -------
    Income tax expense             $12,494    $18,768    $25,122
                                   =======    =======    =======

     Principal reasons for the difference between the income tax expense at the federal statutory rate and the income tax expense at the effective tax rate were as follows:

                                        1998        1997       1996
Income tax provision at the federal    -----       -----      -----
  statutory income tax rate            35.0%       35.0%      35.0%
State income taxes, net of
  federal income tax effect             6.2         5.8        5.6
Other items, net                        1.1         0.7        0.6
                                       -----       -----      -----
  Income tax provision at the
    effective tax rate                 42.3%       41.5%      41.2%
                                       =====       =====      =====

     The income tax effects of temporary differences that give rise to the net deferred tax liability as of December 27, 1998, and December 28, 1997 were related to the following:

(In thousands)                                  1998       1997
                                             -------    -------
Fixed assets                                 $53,828    $51,912
Pension                                       11,427      6,184
Other liabilities                              2,695      2,796
                                             -------    -------
    Total deferred tax liabilities            67,950     60,892
                                             -------    -------
Post retirement medical benefits              35,051     33,567
Accrued liabilities                           19,498     18,753
Other assets                                     220        585
                                             -------    -------
  Total deferred tax assets                   54,769     52,905
                                             -------    -------
      Net deferred tax liability             $13,181     $7,987
                                             =======    =======

     The Company has joined with Fort James in filing consolidated federal income tax returns and combined/unitary state income tax returns. Therefore, cash payments for income taxes for the Company on a separate entity basis are not determinable.

      The Internal Revenue Service is currently reviewing Fort James' federal income tax returns, of which the Company is included, for the years 1995 through 1996. In the opinion of Fort James, potential adjustments resulting from these examinations will not have a material effect on the Company's results of operations or financial condition.


NOTE 6:  Restructure and Other Unusual Items

      Restructure and other unusual items for the year ended December 27, 1998 included $3.900 million for asset write-downs and plant closures; $4.573 million for severance costs; and $1.220 million for other miscellaneous expenses. For the year ended December 28, 1997, restructure and other unusual items included $16.210 million for asset write-downs and plant closures and $4.100 million for severance costs. For the year ended December 29, 1996, restructure and other unusual items included $5.919 million for asset write-downs and plant closures; $1.297 million for severance costs; and $1.200 million for other miscellaneous expenses.

      Changes in accrued restructuring costs during the year were as follows:

                          Cash   Non-cash  Estimate Additional
(in thousands)   1997 payments reductions revisions   accruals    1998
              ------- -------- ---------- --------- ----------  ------
Asset write-
 downs and
 plant
 closures      $9,710    $(29)     $(132)    $(500)    $3,200  $12,249
Severance
 and other
 employee
 costs          4,100  (2,888)      (283)     (400)       ---      529
              ------- -------  ---------  --------   --------  -------
 Accrued
  restructure
  costs       $13,810 $(2,917)     $(415)    $(900)    $3,200  $12,778
              ======= =======  =========  ========   ========  =======


NOTE 7:  Employee Benefit Plans

     Pension benefits are provided to certain eligible hourly and salaried employees through plans sponsored by Fort James.
Benefits under these plans are based primarily on years of service and compensation levels. Contributions to these plans are sufficient to meet the minimum funding requirements of applicable laws and regulations plus additional discretionary amounts. Plan assets principally consist of equity securities and corporate and government obligations.

     Additionally, certain health care and life insurance benefits are provided to eligible retired employees, their covered dependents, and their beneficiaries, through plans sponsored by Fort James. All of the Fort James retiree medical plans are unfunded.

     The following schedules present changes in, and components of, the Company's allocated net asset/(liability) for pension and other postretirement benefits at December 27, 1998 and December
28, 1997:


                                                       Other
                                                  Postretirement
                             Pension Benefits         Benefits
                            -----------------    -----------------
(in thousands)                  1998     1997       1998      1997
                            -------- --------    -------   -------
Change in Benefit
  Obligation
Benefit obligation,
  beginning of year         $174,153 $163,490    $56,464   $56,795
  Service cost                 3,904    3,955      1,232     1,374
  Interest cost               12,156   14,760      3,937     4,647
  Participant contributions      ---      ---        225       247
  Amendments                  (1,974)     153        ---       ---
  Actuarial (gain)/loss       15,098   10,205     10,915    (3,754)
  Curtailments                  (400)     ---     (3,600)      ---
  Benefits paid               (8,460) (18,410)    (2,987)   (2,845)
                            -------- --------   --------   -------
Benefit obligation, end of
  year                      $194,477 $174,153    $66,186   $56,464
                            ======== ========   ========   =======
Change in Plan Assets
Fair value of plan assets,
  beginning of year         $213,718 $183,596       $---      $---
  Actual return on plan
    assets                    13,210   44,930        ---       ---
  Employer contributions       1,561    3,602      2,762     2,598
  Participant contributions      ---      ---        225       247
Benefits paid                 (8,460) (18,410)    (2,987)   (2,845)
                            -------- --------   --------   -------
Fair value of plan assets,
  end of year               $220,029 $213,718       $---     $---
                            ======== ========   ========   =======
Funded status
Funded status at end of
  year                       $25,552  $39,565   $(66,186) $(56,464)
  Unrecognized net
    transition (asset)        (1,496)  (2,120)       ---       ---
  Unrecognized prior
    service cost (gain)       10,603   14,429    (15,318)  (16,249)
  Unrecognized net
    actuarial (gain)          (5,940) (36,332)    (6,585)  (11,647)
                            -------- --------   --------  --------
Net amount recognized        $28,719  $15,542   $(88,089) $(84,360)
                            ======== ========   ========  ========
Amounts recognized in the
  statement of financial
  position consist of:
  Prepaid benefit cost       $28,719  $15,542       $---      $---
  Accrued benefit liability   (1,811)  (1,006)   (88,089)  (84,360)
  Intangible asset             1,495      988        ---       ---
  Deferred tax asset             123        7        ---       ---
  Accumulated other
    comprehensive loss           193       11        ---       ---
                            -------- --------   --------  --------

Net amount recognized        $28,719  $15,542   $(88,089) $(84,360)
                            ======== ========   ========  ========

     Fort James merged its domestic pension plans into four plans effective as of the end of the 1998 plan year. The funded status information for 1998 reflects this merger. For plans with Company participants which have accumulated benefit obligations in excess of plan assets, the projected benefit obligation, accumulated benefit obligation, and fair value of plan assets allocated to the Company were $1.8 million, $1.0 million, and $0.1 million, respectively, as of December 27, 1998 and $3.1 million, $2.6 million, and $2.1 million, respectively as of December 28, 1997.

     Benefit obligations were determined using the following weighted-average assumptions:

                                                       Other
                                     Pension       Postretirement
                                     Benefits         Benefits
                                  --------------   --------------
                                    1998    1997     1998    1997
                                  ------  ------   ------   -----
Discount rate                      6.75%   7.25%    6.75%   7.10%
Expected return on plan assets    10.00%  10.00%      ---     ---
Rate of compensation increase      4.50%   5.00%      ---     ---
                                  ======  ======   ======   =====

       Unrecognized   actuarial  gains  and  losses   for   other
postretirement  benefits  are  amortized  using  a  method   that
accelerates the minimum amortization amount required to be recognized for the year.

     The components of net periodic benefit cost, including amounts allocated by Fort James, were as follows:

                                                         Other
                           Pension Benefits      Postretirement Benefits
                     -------------------------   -----------------------
(in thousands)          1998     1997     1996      1998    1997    1996
                     -------  -------  -------   -------  ------  ------
Service cost          $3,904   $3,955   $5,486    $1,232  $1,374  $2,190
Interest cost         12,156   14,760   18,745     3,937   4,647   4,440
Expected return on
  plan assets        (16,956) (18,794) (22,768)      ---     ---     ---
Amortization of:
  Transition asset    (1,591)  (1,269)    (688)      ---     ---     ---
  Prior service
    cost (gain)        2,909    3,489    2,190    (1,368) (1,867) (2,073)
  Actuarial loss
   (gain)                409      582    1,853    (1,031)   (513)    ---
Curtailment charge
  (credit)              (400)     ---      ---    (3,600)    ---     ---
Contributions to
  multiemployer
  pension plans          116      129      137       ---     ---     ---
                     -------  -------  -------    ------  ------  ------
  Net periodic
    benefit(income)
    expense             $547   $2,852   $4,955     $(830) $3,641  $4,557
                     =======  =======  =======    ======  ======  ======

      For purposes of determining the cost and obligation for postretirement medical benefits a health care cost trend rate of 7.0% for 1999, decreasing ratably to 4.5% in 2006 and thereafter, was assumed. The assumed health care cost trend rate has a significant effect on the amounts reported for retiree medical benefits. A one-percentage point change in the assumed health care cost trend rate would have had the following effects:

                                                1 Percentage Point
                                               --------------------
(in thousands)                                 Increase  (Decrease)
                                               --------  ----------
Allocated effect on service and interest
  components of net periodic cost                  $671     $(603)
Allocated effect of accumulated postretirement
  benefit obligation                              7,141    (6,219)
                                               ========   ========


Stock Plans for Employees
     Substantially all employees are eligible to participate in the StockPlus Investment Plan, a defined contribution plan sponsored by Fort James. Several alternative investment funds are available, including an investment fund consisting of Fort James common stock. Participating employees may contribute, through periodic payroll deductions, up to 10% of their compensation. Participant contributions of up to 6% of compensation are matched by Fort James at a 60% rate. Additionally, Fort James may make discretionary contributions of up to 1% of all eligible employees' base salary to the plan. Employer contributions for the Company's employees totaled $2.489 million in 1998, $2.403 million in 1997 and $2.677 million in 1996.

     Effective January 1, 1999, the StockPlus Investment Plan merged with other Fort James sponsored defined contribution plans to form the Fort James 401(k) Plan. Under the terms of the new plan, participants may contribute up to 15% of their annual salary. Participant contributions of up to 10% of compensation are matched by Fort James at a 60% rate.

Stock Option and Incentive Plans
     Certain  key  employees of the Company are  participants  in
Fort James' incentive plans. Restricted and incentive stock awards vest in three to eight years, with the potential for earlier vesting of certain awards based on Fort James' performance. Compensation expense allocated to the Company for these plans was $1.226 million in 1998, $0.359 million in 1997, and $0.181 million in 1996.

     Fort James also sponsors various stock option plans which provide for the granting of options to purchase Fort James common stock to certain directors, officers and key employees, including those of the Company. Options are granted at exercise prices equal to the fair market value of such stock as of the date of the grant and have terms of ten years. The options vest in two equal annual installments.

     During 1997, James River Corporation of Virginia merged with and into Fort Howard Corporation ("Fort Howard") to form Fort James. Effective with this merger, Fort Howard's options were automatically converted into fully vested Fort James options at the merger exchange ratio.

     Fort James follows the disclosure-only provisions of SFAS 123, "Accounting for Stock-Based Compensation", but applies Accounting Principles Bulletin No. 25 and related interpretations in accounting for its plans. If the issuance of Fort James options to employees had been based on the fair value at the grant dates using the method prescribed by SFAS No. 123, the compensation expense allocated to the Company would have impacted its net income as follows:

(in thousands)                        1998       1997       1996
                                   -------    -------    -------
Net income - as reported           $17,014    $26,416    $35,806
Pro forma compensation expense,
  net of tax                         1,051        905        442
                                   -------    -------    -------
Net income - pro forma             $15,963    $25,511    $35,364
                                   =======    =======    =======


     Stock option activity allocated to the Company, including the retroactive effect of converting Fort Howard's options into Fort James' options, was as follows:


                                      1998      1997       1996
                                   -------    ------    -------
Grants                             249,000    31,000    227,000
Weighted-average exercise price     $37.48    $40.27     $23.90
                                   =======    ======    =======


     The fair value of each option grant, including the retroactive effect of converting Fort Howard's options into Fort James' options, was estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions:

                                                       Fort
                                Fort James           Howard
                         -----------------------    --------
                            1998    1997    1996       1996
                          -------  ------  ------   --------
Dividend yield              1.60%   1.50%   2.00%      0.00%
Volatility rate            29.82   27.56   27.26      19.26
Risk-free interest rate     5.17    6.27    6.18       6.07
Expected option life      5 years 5 years 5 years    5 years


NOTE 8:  Commitments and Contingent Liabilities

Operating Leases
     Fort James leases certain facilities, vehicles and equipment which are utilized by the Company. None of the lease agreements contain unusual renewal or purchase options. As of December 27, 1998, future minimum rental payments under these noncancelable operating leases were as follows:

                                             Minimum
     (in thousands)                          Rentals
                                             -------
     1999                                       $551
     2000                                        509
     2001                                        258
     2002                                         76
     2003 and thereafter                          47
                                             -------
           Total future minimum rentals       $1,441
                                             =======

     Rent expense, which includes an allocation of corporate rent expense, totaled $1.391 million in 1998, $3.937 million in 1997, and $4.686 million in 1996.

Litigation and Environmental Matters
     Fort James is a party to various legal proceedings generally incidental to the Company's business and is subject to a variety of environmental and pollution control laws and regulations at the Company's facilities. As is the case with other companies in similar industries, Fort James faces exposure from actual or potential claims and legal proceedings.

     Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the present opinion of Fort James' management that the outcome of any claim which is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the combined financial position of the Company but could materially affect combined results of operations in a given year.

     Like its competitors, the Company is subject to extensive regulation by various federal, state, provincial, and local agencies concerning compliance with environmental control statutes and regulations. These regulations impose limitations, including effluent and emission limitations, on the discharge of materials into the environment as well as require the Company to obtain and operate in compliance with conditions of permits and other governmental authorizations. Future regulations could materially increase the Company's capital requirements and certain operating expenses in future years.

     Fort James, along with others, has been identified as a potentially responsible party ("PRP") at a U.S. Environmental Protection Agency ("EPA") designated superfund site on the
Kalamazoo River. Fort James is currently participating in the funding of a remedial investigation/feasibility study of contamination of this site. Any obligations associated with possible remediation of the site represent corporate obligations of Fort James as they are not associated with the operating results of the Company for the years presented or the results of its ongoing business.

     The Company's accrued environmental liabilities, including remediation and landfill closure costs, totaled $0.704 million as of December 27, 1998 and $0.648 million as of December 28, 1997. Estimates of costs for future remediation are necessarily imprecise due to, among other things, the identification of presently unknown remediation sites and the allocation of costs among potentially responsible parties. Fort James believes that the Company's share of the costs of cleanup for its current remediation sites will not have a material adverse impact on its combined financial position but could have a material effect on combined results of operations in a given year. As is the case with most manufacturing and many other entities, there can be no assurance that the Company will not be named as a PRP at additional previously or currently owned sites in the future or that the costs associated with such additional sites would not be material.


UNAUDITED FINANCIAL STATEMENTS


                      FORT JAMES PACKAGING
                     COMBINED BALANCE SHEETS
               JUNE 27, 1999 AND DECEMBER 27, 1998


(in thousands)                               June 27,    December 27,
                                                 1999            1998
                                             --------    ------------
Assets:
Current assets:
  Cash                                          $ ---              $8
  Accounts receivable                          46,218          34,193
  Inventories                                  72,403          63,286
  Deferred income taxes                        15,004          15,350
  Prepaid expenses and other current assets     1,414             784
                                             --------        --------
    Total current assets                      135,039         113,621
                                             --------        --------
Property, plant and equipment, net            319,556         337,249
Goodwill                                        8,513          13,831
Prepaid pension costs                          29,361          28,719
Other assets                                   17,426          19,967
                                             --------        --------
    Total assets                             $509,895        $513,387
                                             ========        ========
Liabilities and Fort James' Investment:
Current liabilities:
  Accounts payable                            $18,697         $23,220
  Accrued liabilities                          33,977          44,768
                                             --------        --------
    Total current liabilities                  52,674          67,988
                                             --------        --------
Long-term debt                                    753             753
Deferred income taxes                          27,382          28,531
Accrued postretirement benefits other than
  pensions                                     88,330          88,089
Other long-term liabilities                        90              90
                                             --------        --------
    Total liabilities                         169,229         185,451
Fort James' investment                        340,666         327,936
                                             --------        --------
Total liabilities and Fort James' investment $509,895        $513,387
                                             ========        ========

The accompanying notes are an integral part of the combined financial statements.


                      FORT JAMES PACKAGING
                COMBINED STATEMENTS OF OPERATIONS
             FOR THE SIX MONTHS ENDED JUNE 27, 1999
                        AND JUNE 28, 1998


(in thousands)                                   1999        1998
                                             --------    --------
Net sales                                    $285,026    $301,244
Cost of goods sold                           (253,004)   (260,713)
Selling and administrative expenses           (17,359)    (20,216)
Restructure and other unusual items               839      (1,862)
                                             --------    --------
    Income from operations                     15,502      18,453

Other income (expense), net                     1,039         593
                                             --------    --------
    Income before income taxes and
      cumulative effect of a change in
      accounting principle                     16,541      19,046

  Income tax expense                           (6,803)     (7,844)
                                             --------    --------
    Income before cumulative effect of a
      change in accounting principle            9,738      11,202

Cumulative effect of change in accounting
  principle, net of taxes                      (4,060)        ---
                                             --------    --------
    Net income                                 $5,678     $11,202
                                             ========    ========

The accompanying notes are an integral part of the combined financial statements.


                      FORT JAMES PACKAGING
                COMBINED STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTHS ENDED JUNE 27, 1999
                        AND JUNE 28, 1998

(in thousands)                                     1999       1998
                                                -------    -------
Cash provided by (used for)
  operating activities:
  Net income                                     $5,678    $11,202
  Depreciation expense                           20,454     21,113
  Amortization of goodwill                          194        238
  Deferred income tax provision                   1,539      2,597
  Loss on disposition of prop-
    erty, plant and equipment                        31        194
  Restructure and other unusual
    items                                          (839)       ---
  Cumulative effect of change in accounting
    principle, net of tax			  4,060	       ---
  Change in operating assets
    and liabilities:
    Accounts receivable                         (12,025)    (1,552)
    Inventories                                  (9,117)    (1,608)
    Prepaid expenses and other
      current assets                               (629)      (715)
    Other assets                                  2,541       (485)
    Accounts payable                             (4,523)    (4,923)
    Accrued liabilities                          (4,829)    (4,021)
    Pensions and retiree
      medical benefits                             (401)    (3,255)
                                                -------    -------

      Cash provided by operating activities       2,134     18,785
                                                -------    -------
Cash provided by (used for)
  investing activities:
    Expenditures for property,
      plant and equipment                       (19,771)   (29,558)
    Proceeds from sale of
      assets                                        160        193
                                                -------    -------
      Cash used for investing
        activities                              (19,611)   (29,365)
                                                -------    -------
Cash provided by (used for)
  financing activities:
  Fort James' capital infusion
    (withdrawal), net                            17,469     10,583
                                                -------    -------
      Cash used for financing
        activities                               17,469     10,583
                                                -------    -------
Increase (decrease) in cash                          (8)         3
Cash, beginning of period                             8         77
                                                -------    -------
Cash, end of period                               $ ---        $80
                                                =======    =======

The accompanying notes are an integral part of the combined financial statements.


                      FORT JAMES PACKAGING
             NOTES TO COMBINED FINANCIAL STATEMENTS


1.   Significant Accounting Policies

Basis of Presentation

     The accompanying combined financial statements of Fort James Packaging ("the Company") present the historical assets and liabilities and operating results of certain operations of Fort James Corporation's ("Fort James") Packaging business. The
Company primarily consists of folding carton, healthcare and microwave packaging manufacturing facilities in Chambersburg, PA; Charlotte, NC; Garden Grove, CA; Gordonsville, TN; Kalamazoo, MI; Kendalville, IN; Menasha, WI; Mississauga, Ontario; Newnan, GA; North Portland, OR; Perrysburg, OH; Portland, OR; Redmond, WA; and Wausau, WI. The financial information included herein is not necessarily indicative of the financial position and results of operations of the Company in the future.

In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Company's financial position as of June 27, 1999 and its results of operations and cash flows for the six months ended June 27, 1999 and June 28, 1998. The balance sheet as of December 27,
1998 was derived from audited financial statements as of that date. The results of operations for the six months ended June 27, 1999 are not necessarily indicative of the results to be expected for the full year.


2.   Changes in Accounting Policy

    The Company adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" which requires that start-up and organization costs be expensed as incurred as of the beginning of 1999. The change in accounting policy has been applied retroactively to unamortized start-up costs capitalized in prior years. As a result, a charge of $6,644,000 ($4,060,000 net of taxes) was recorded as a cumulative effect of a change in accounting principle in the first six months of 1999.


3.   Inventories

    The components of inventories were as follows as of June 27, 1999 and December 27, 1998:

(in thousands)                                  1999        1998
                                             -------     -------
Raw materials                                $17,557     $21,250
Finished goods and work in process            57,172      47,152
Stores and supplies                            7,980       7,994
                                             -------     -------
                                              82,709      76,396
Reduction to state certain inventories
  at last-in, first-out cost                 (10,306)    (13,110)
                                             -------     -------
  Total inventories                          $72,403     $63,286
                                             =======     =======

4.   Commitments and Contingent Liabilities

    Fort James is a party to various legal proceedings generally incidental to the Company's business and is subject to a variety of environmental and pollution control laws and regulations at the Company's facilities. As is the case with other companies in similar industries, Fort James faces exposure from actual or potential claims and legal proceedings.

    Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the present opinion of Fort James' management that the outcome of any claim which is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the combined financial position of the Company but could materially affect combined results of operations in a given year.

    Like its competitors, the Company is subject to extensive regulation by various federal, state, provincial and local agencies concerning compliance with environmental control statutes and regulations. These regulations impose limitations, including effluent and emission limitations, on the discharge of materials into the environment as well as require the Company to obtain and operate in compliance with conditions of permits and other governmental authorizations. Future regulations could materially increase the Company's capital requirements and certain operating expenses in future years.

    Fort James, along with others, has been identified as a potentially responsible party ("PRP") at a U.S. Environmental Protection Agency ("EPA") designated superfund site on the
Kalamazoo River. For James is currently participating in the funding of a remedial investigation/feasibility study of contamination of this site. Any obligations associated with possible remediation of the site represent corporate obligations of Fort James, as they are not associated with the operating results of the Company for the years presented or the results of its ongoing business.

    The Company's accrued environmental liabilities, including remediation and landfill closure costs, totaled $750,000 as of June 27, 1999. Estimates of costs for future remediation are necessarily imprecise due to, among other things, the identification of presently unknown remediation sites and the allocation of costs among potentially responsible parties. Fort James believes that the Company's share of the costs of cleanup for its current remediation sites will not have a material adverse impact on its combined financial position but could have a material effect on combined results of operations in a given year. As is the case with most manufacturing and many other entities, there can be no assurance that the Company will not be named as a PRP at additional previously or currently owned sites in the future or that the costs associated with such additional sites would not be material.




                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 18, 1999              ACX Technologies, Inc.


                              By:/s/Beth A. Parish
                              -------------------------------
                              Beth A. Parish
                              (Controller and Principal
                              Accounting Officer)